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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in Registration Statement Nos. 333-75420, 333-75422, 333-39690, 333-42753, 333-42747, 333-00537, 033-60169,
033-69922 and 033-33373 of Datascope Corp. on Form S-8 of our report dated July 25, 2003 appearing in this Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 2003 (which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 effective July 1, 2001).



/s/ Deloitte & Touche LLP
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Parsippany, New Jersey
September 23, 2003